SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

		Filed by the Registrant	[X]
		Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

Fidelity Rutland Square Trust II
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF INFORMATION STATEMENT.

The Information Statement is available at www.accessmyproxy.com/fidelity.

STRATEGIC ADVISERS® SMALL-MID CAP FUND

A SERIES OF
FIDELITY RUTLAND SQUARE TRUST II
82 DEVONSHIRE STREET
BOSTON, MASSACHUSETTS 02109
1-800-544-3455

INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Trustees (the Board or Trustees) of Fidelity Rutland Square Trust II (the Trust) to the shareholders of Strategic Advisers® Small-Mid Cap Fund (the Fund), a series of the Trust. This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (SEC) which permits the Trust's investment adviser, Strategic Advisers, Inc. (Strategic Advisers), to hire new, unaffiliated sub-advisers with the approval of the Trustees but without obtaining shareholder approval. The information contained in this Information Statement relates to the Trustees' approval on June 2, 2011 of a new sub-adviser under a sub-advisory agreement (the Agreement) between Strategic Advisers and Neuberger Berman Management LLC ("Neuberger Berman") on behalf of the Fund.

The purpose of this Information Statement is to provide an overview of the Trustees' decision to appoint the sub-adviser to the Fund and to discuss the terms of the Agreement.

This Information Statement is being mailed on or about August 5, 2011 to shareholders of record as of July 18, 2011. This Information Statement is intended to inform you that a new sub-adviser has been appointed to your Fund. No action is required of you. We are not asking you for a proxy and you are requested not to send us a proxy.

INTRODUCTION

Strategic Advisers is the Fund's investment adviser. Pursuant to the terms of an exemptive order granted to Strategic Advisers on November 28, 2006 (SEC Order), Strategic Advisers employs a so-called "manager of managers" arrangement in managing the Fund. Section 15(a) of the Investment Company Act of 1940 (the 1940 Act) generally requires that a fund's shareholders approve all agreements pursuant to which persons serve as investment adviser or sub-adviser to a fund. In order to use the "manager of managers" authority discussed above, the Trust and Strategic Advisers requested and received the SEC Order. The SEC Order exempts Strategic Advisers and the Trust from the shareholder voting requirements of Section 15(a) of the 1940 Act and allows the Trustees, subject to certain conditions, to appoint new unaffiliated sub-advisers and approve their respective sub-advisory agreements on behalf of the Fund without a shareholder vote.

Consistent with the SEC Order, the Trustees, including the Trustees who are not "interested persons" of the Trust or of Strategic Advisers under the 1940 Act (the Independent Trustees), appointed Neuberger Berman as an additional sub-adviser to the Fund and approved the Agreement with Neuberger Berman on June 2, 2011. As discussed later in this Information Statement, the Board carefully considered the matter and concluded that the appointment of Neuberger Berman under the terms of the Agreement was in the best interests of the Fund and its shareholders.

As a condition to relying on the SEC Order, Strategic Advisers and the Trust are required to furnish shareholders of the Fund with notification of the appointment of a new unaffiliated sub-adviser within ninety days from the date that the sub-adviser is hired. This Information Statement serves to provide such notice and give details of the new arrangement.

MANAGEMENT CONTRACT OF THE FUND

Strategic Advisers, located at 82 Devonshire Street, Boston, Massachusetts 02109, is the Fund's investment adviser. Strategic Advisers directs the investments of the Fund in accordance with its investment objective, polices and limitations pursuant to a management contract dated March 5, 2010.

Strategic Advisers or its affiliates, subject to the supervision of the Board, provides the management and administrative services necessary for the operation of the Fund. These services include providing office space, equipment and facilities for maintaining the Fund's organization; supervising relations with, and monitoring the performance of, sub-advisers, custodians, depositories, transfer and pricing agents, accountants, attorneys, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable; preparing all general shareholder communications including shareholder reports; conducting shareholder relations; maintaining the Fund's existence and records; maintaining the registration and qualification of the Fund's shares under federal and state law; investigating and developing management and shareholder services for the Fund; and furnishing reports, evaluations, and analyses on a variety of subjects to the Trustees. In addition, Strategic Advisers or its affiliates also compensate all officers of the Fund and all personnel of the Fund or Strategic Advisers performing services relating to research, statistical analysis, and investment activities.

In addition to the management fee payable to Strategic Advisers, the Fund pays all of its expenses that are not assumed by Strategic Advisers or the transfer, dividend disbursing, and shareholder servicing agent and pricing and bookkeeping agent, under their respective agreements with the Fund. The Fund normally pays for the typesetting, printing, and mailing of its proxy materials to shareholders, legal expenses, and the fees of the custodian, registrar and transfer agent fees and expenses, auditor, and Independent Trustees. The Fund's management contract further provides that the Fund will pay for typesetting, printing and mailing prospectuses, statements of additional information, notices, and reports to shareholders; however, under the terms of the Fund's transfer agent agreement, the transfer agent bears these costs. The expenses in connection with preparing this Information Statement and its enclosures will be borne by the Fund. Other expenses paid by the Fund include interest, taxes, brokerage commissions, the Fund's proportionate share of insurance premiums and Investment Company Institute dues, and the costs of registering shares under federal securities laws and making necessary filings under state securities laws. The Fund is also liable for such non-recurring expenses as may arise, including costs of any litigation to which the Fund may be a party, and any obligation it may have to indemnify its officers and Trustees with respect to litigation.

The Fund pays a management fee to Strategic Advisers that is paid to Strategic Advisers every month. The management fee is calculated by adding the annual management fee rate of 0.25% of the average daily net assets of the Fund throughout the month plus the total fees, payable monthly, to the Fund's sub-advisers based upon each sub-adviser's respective allocated portion of the Fund's assets (the Management Fee). Because the Fund's management fee may fluctuate, the Fund's management fee may be higher or lower in the future. The Fund's maximum aggregate annual management fee will not exceed 1.10% of the Fund's average daily net assets. The addition of Neuberger Berman as a sub-adviser will not result in a change to the maximum aggregate annual Management Fee payable by shareholders.

Strategic Advisers has contractually agreed to waive a portion of the management fee equal to 0.25% of the average daily net assets of the Fund through September 30, 2013.

In addition to Neuberger Berman, Advisory Research, Inc. (ARI), Evercore Asset Management, LLC (Evercore), Fred Alger Management, Inc. (Alger Management), Invesco Advisers, Inc. (Invesco), Systematic Financial Management, L.P. (Systematic), and Pyramis Global Advisors, LLC (Pyramis) serve as sub-advisers to the Fund. Pyramis is an affiliate of Strategic Advisers.

The following table shows management fees paid to Strategic Advisers and sub-advisory fees paid by Strategic Advisers to the Fund's sub-advisers during the period ended February 28, 2011 for the Fund.

Management Fees Paid to Strategic AdvisersA	Management Fees Paid to Strategic Advisers as a % of Average Net Assets of the FundA	Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-AdvisersB	Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Advisers as a % of Average Net Assets of the FundB
$ [ ]	[ ]%	$ [ ]	[ ]%
Sub-Advisory Fees Paid by Strategic Advisers to Pyramis	Sub-Advisory Fees Paid by Strategic Advisers to Pyramis as a % of Average Net Assets of the Fund
$ [ ]	[ ]%

A After waiver reducing management fees of $[ ].

B Pursuant to a shareholder vote, the Fund reorganized and the fee structure of the Fund changed on August 23, 2010. The Fund first hired unaffiliated sub-advisers on December 1, 2010. The information provided in the table reflects the Fund's current fee structure.

SUMMARY OF AGREEMENT WITH NEUBERGER BERMAN

On June 2, 2011, pursuant to the "managers of managers" arrangement, the Board of Trustees approved the Agreement with Neuberger Berman on behalf of the Fund. Strategic Advisers, on behalf of the Fund, has entered into the Agreement with Neuberger Berman dated June 2, 2011. Pursuant to the Agreement, Neuberger Berman has day-to-day responsibility for choosing investments for the portion of assets of the Fund allocated to it by Strategic Advisers and for voting proxies for the Fund with respect to those investments.

Pursuant to the Agreement, Neuberger Berman provides a program of continuous investment management for the portion of the Fund's assets allocated to it in accordance with the Fund's investment objective and policies as stated in the Fund's prospectus and statement of additional information filed with the SEC on Form N-1A, as amended and supplemented from time to time (the Registration Statement), and such other limitations as the Trust, the Fund, the Board or Strategic Advisers may impose with respect to the Fund. Neuberger Berman will vote the Fund's proxies in accordance with Neuberger Berman's proxy voting policies as approved by the Board. Strategic Advisers has granted Neuberger Berman authority to invest and reinvest the assets of the Fund allocated to it by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the Fund may purchase, sell, enter into or use. For providing investment management services to the Fund, Strategic Advisers pays Neuberger Berman a monthly asset-based fee out of its Management Fee.

The Agreement with Neuberger Berman may be terminated on sixty days' written notice to Neuberger Berman: (i) by the Trust, pursuant to (A) action by the Board or (B) the vote of the holders of a "majority" (as defined in the 1940 Act) of the shares of the Fund or (ii) by Strategic Advisers. The Agreement with Neuberger Berman is terminable, without penalty, by Neuberger Berman upon ninety days' written notice to Strategic Advisers and the Trust. In addition, the Agreement with Neuberger Berman will terminate in the event of the termination of the Advisory Agreement with respect to the Fund. The Agreement will be terminated automatically in the event of its "assignment" (as defined in the 1940 Act).

Strategic Advisers pays all of Neuberger Berman's sub-advisory fees under the Agreement. The maximum aggregate annual Management Fee payable by shareholders of the Fund will not be affected by the Agreement.

INFORMATION ABOUT NEUBERGER BERMAN

Neuberger Berman is an indirect subsidiary of Neuberger Berman Group LLC ("Neuberger Berman Group"). Neuberger Berman Group is a majority employee-owned company. As of March 31, 2011, Neuberger Berman and its affiliates managed approximately $198.8 billion. Neuberger Berman is located at 605 Third Avenue, New York, NY 10158.

Investment Process

Neuberger Berman invests in stocks of small-cap companies that trade at a meaningful discount to the team's estimate of intrinsic value where a strategic event can potentially unlock value. The fund's contrarian orientation allows it to be opportunistic in periods of extensive market volatility.

Portfolio Manager

Benjamin H. Nahum, Portfolio Manager

Mr. Nahum, Managing Director, joined Neuberger Berman in 2008 when David J. Greene and Company was acquired by Neuberger Berman. Prior to the acquisition, he was an executive vice president and principal at David J. Greene and Company, LLC where he managed the Small/Mid Cap strategies since inception in 1997.

Directors and Officers

The following are directors and/or executive officers of Neuberger Berman. The address of each is 605 Third Avenue, New York, NY 10158.

DIRECTORS AND OFFICERS
Name	Position
Joseph Amato	Managing Director and Chief Investment Officer-Equities
Robert Conti	President and Chief Executive Officer
John Dorogoff	Treasurer & Chief Financial Officer
Maxine L. Gerson	Managing Director and General Counsel
Bradley Tank	Managing Director and Chief Investment Officer-Fixed Income
Chamaine Williams	Senior Vice President and Chief Compliance Officer
CONTROL PERSONS
Name	Relationship
NBSH Acquisitions, LLC ("NBSH")	Owns 52% of Neuberger Berman Group
Lehman Brothers Holdings Inc. ("LBHI") and their affiliates	Owns 48% of Neuberger Berman Group
Neuberger Berman Group	Owns 100% of Neuberger Berman Holdings LLC
Neuberger Berman Holdings LLC	Owns 100% of Neuberger Berman

MATTERS CONSIDERED BY THE BOARD
IN APPROVING THE AGREEMENT WITH NEUBERGER BERMAN

At a meeting of the Trustees held June 2, 2011, the Trustees, including all of the Independent Trustees, unanimously voted to approve the Agreement with Neuberger Berman. The Independent Trustees were separately represented by independent legal counsel in their consideration of the Agreement with Neuberger Berman. In considering the Agreement with Neuberger Berman, the Trustees reviewed a variety of materials relating to the Fund and Neuberger Berman, including information regarding the nature, extent and quality of services to be provided by Neuberger Berman under the Agreement. The Trustees, including the Independent Trustees, considered the best interests of the Fund and its shareholders and took into account all matters they deemed relevant.

The Trustees had been provided by Strategic Advisers with materials specifically relating to the Agreement with Neuberger Berman and were given the opportunity to ask questions and request further information in connection with such consideration. The materials provided included the proposed form of Agreement, as well as information on the fees proposed to be paid by Strategic Advisers to Neuberger Berman. The Trustees also took into account the qualifications and experience of Neuberger Berman's personnel as well as composite performance information regarding Neuberger Berman's historical investment performance on other client accounts. In addition, the Board considered the financial condition of Neuberger Berman and noted that, as of December 31, 2010, Neuberger Berman and its affiliates managed approximately $190 billion in assets. In considering the Agreement with Neuberger Berman, the Board also reviewed and approved Neuberger Berman's compliance policies, including its code of ethics relating to personal securities transactions and its proxy voting guidelines.

The Trustees considered the investment philosophy, strategies and techniques intended to be used by Neuberger Berman in managing its portion of Fund assets. Among other things, the Trustees considered biographical information on portfolio management and other professional staff, information about Neuberger Berman's organizational and management structure, and information about Neuberger Berman's brokerage policies and practices.

In considering the reasonableness of the sub-advisory fee payable to Neuberger Berman by Strategic Advisers, the Trustees reviewed information comparing the Fund's management fee to fees charged by other funds in the Fund's mapped group and to the fees (if any) paid to the Fund's existing sub-advisers. The Trustees also noted that Strategic Advisers and Neuberger Berman had negotiated the Agreement and fee rates at arms' length and that Neuberger Berman is not affiliated with Strategic Advisers. The Trustees noted that the sub-advisory fee paid to Neuberger Berman will be paid by Strategic Advisers and that the maximum aggregate annual Management Fee paid to Strategic Advisers by the Fund will remain unchanged.

Conclusion. Based on its evaluation of all material factors, with no single factor being determinative and with each Trustee not necessarily attributing the same weight to each factor, the Trustees, including the Independent Trustees, with the advice of independent counsel, concluded that the approval of the Agreement on behalf of the Fund was in the best interests of the Fund and its shareholders. The Trustees also determined that the Agreement does not involve a conflict of interest from which Strategic Advisers or Pyramis derive an inappropriate advantage. The Trustees, including a majority of the Independent Trustees, voted to approve the Agreement with Neuberger Berman on June 2, 2011.

MANAGEMENT INFORMATION ABOUT STRATEGIC ADVISERS

The principal business address of Strategic Advisers, the Fund's investment adviser, and Fidelity Distributors Corporation (FDC), the Fund's principal underwriter and distribution agent, is 82 Devonshire Street, Boston, Massachusetts, 02109.

PORTFOLIO TRANSACTIONS

To the extent that Strategic Advisers grants investment management authority over an allocated portion of the Fund's assets to a sub-adviser, that sub-adviser is authorized to provide the services described in its respective sub-advisory agreement, and in accordance with the policies described in this section.

Orders for the purchase or sale of portfolio securities (normally, shares of underlying funds) are placed on behalf of the Fund by Strategic Advisers, either itself or through its affiliates, pursuant to authority contained in the Fund's management contract. The Fund will not incur any commissions or sales charges when it invests in affiliated funds and non-affiliated funds, but it may incur such costs if it invests directly in other types of securities, including exchange-traded funds. Strategic Advisers may also be responsible for the placement of portfolio transactions for other investment companies and investment accounts for which it has or its affiliates have investment discretion. Orders for the purchase or sale of other types of portfolio securities are placed on behalf of the Fund by a sub-adviser pursuant to authority contained in its respective sub-advisory agreement. A sub-adviser may also be responsible for the placement of portfolio transactions for other investment companies and investment accounts for which it has or its affiliates have investment discretion.

Purchases and sales of equity securities on a securities exchange or OTC are effected through brokers who receive compensation for their services. Generally, compensation relating to securities traded on foreign exchanges will be higher than compensation relating to securities traded on U.S. exchanges and may not be subject to negotiation. Compensation may also be paid in connection with principal transactions (in both OTC securities and securities listed on an exchange) and agency OTC transactions executed with an electronic communications network (ECN) or an alternative trading system. Equity securities may be purchased from underwriters at prices that include underwriting fees.

Neuberger Berman.

In determining the broker through which, and the transaction cost at which securities transactions for clients are to be effected, Neuberger Berman seeks to obtain the best results for the client. Neuberger Berman takes into consideration such relevant factors as price, the broker's execution ability, reliability and financial responsibility and the ability to help effect the transaction by contributing to critical elements as timing and order size. Commission rates, being a component of purchase/sale price are also considered as a factor. Neuberger Berman does not obligate itself to seek the lowest commission cost except to the extent that it contributes to the overall goal of obtaining the best results for clients.

Transactions are reviewed on a daily basis at the trading and portfolio management level, and periodically by senior trading management. On a quarterly basis, the firm's transaction committee meets and reviews all of the Firm's equity transaction using ITG's Transaction Cost Analysis (TCA) product. ITG is an independent firm whose TCA benchmarking product analyzes Neuberger Berman's equity execution quality. The Portfolio Transactions Committee of the Neuberger Berman Mutual Funds also reviews the ITG analysis.

On an annual basis the Head Trader of Neuberger Berman's Equity Trading Desk and the CIO, Equities perform a comparative review of Neuberger Berman's commission rates against the Greenwich Associates peer review survey. Neuberger Berman utilizes this survey as a means to assess its average blended commission rate. Neuberger Berman's trading desk monitors its targeted blended rate through various internal commission reports.

OTHER INFORMATION

Brokerage. Pursuant to a shareholder vote, the Fund reorganized and added an affiliated sub-adviser on August 23, 2010. The Fund first hired unaffiliated sub-advisers on December 1, 2010. [Strategic Advisers and Pyramis may place trades with certain brokers, including National Financial Services LLC (NFS), with whom each is under common control provided each determines that these affiliates' trade execution abilities and costs are comparable to those of non-affiliated, qualified brokerage firms.][An unaffiliated sub-adviser may also place trades with certain brokers with whom the sub-adviser is under common control provided the sub-adviser, determines that the affiliates trade execution abilities and costs are comparable to those of non-affiliated, qualified brokerage firms.] The following table shows the aggregate amount of commissions paid to any broker or dealer affiliated with the Fund through [D M, Y].

Fund	Dollar Amount	Percentage of Average Net Assets
Strategic Advisers Small-Mid Cap Fund	$ [ ]	[ ]%

During the period ended [D M,Y], the Fund paid brokerage commissions of $[ ] to NFS. NFS is paid on a commission basis. During the period ended [D M, Y], this amounted to approximately [ ]% of the aggregate brokerage commissions paid by the Fund for transactions involving approximately [ ]% of the aggregate dollar amount of transactions for which the Fund paid brokerage commissions.

Outstanding Shares and Ownership of Shares. There were [ ] shares of the Fund issued and outstanding as of [ ].

[As of June 30, 2011, the Trustees and officers of the Trust owned, in the aggregate, less than 1% of the Fund's outstanding shares.]

[To the knowledge of the Trust, no other shareholder owned of record or beneficially more than 5% of the outstanding shares of the Fund on that date.]

Shareholder Proposals. The Trust does not hold regularly scheduled meetings of shareholders of the Fund. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a future shareholder meeting should send their written proposals to the Secretary of the Fund, attention "Fund Shareholder Meetings," 82 Devonshire Street, Mailzone V10A, Boston, Massachusetts 02109.

Annual Report. For a free copy of the Fund's annual report for the fiscal year ended February 28, 2011, call 1-800-544-3455 or write to Fidelity Distributors Corporation at 82 Devonshire Street, Boston, Massachusetts 02109.

NOTICE TO BANKS, BROKER-DEALERS
AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Trust, in care of Fidelity Investments Institutional Operations Company, Inc., 100 Salem St., Smithfield, RI, 02197, whether other persons are beneficial owners of shares for which the Information Statement is being mailed and, if so, the number of copies of the Information Statement and Annual Report you wish to receive in order to supply copies to the beneficial owners of the respective shares.

Strategic Advisers is a registered service mark of FMR LLC.

1.923682.102	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	SMC-pis-0811